As filed with the Securities and Exchange Commission on February 9, 2000.
                                                Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


Incorporated               PROVIDENT FINANCIAL GROUP, INC.       I.R.S. Employer
Under the Laws                One East Fourth Street          Identification No.
   of Ohio                    CINCINNATI, OHIO  45202             31-0982792



       GLENWAY FINANCIAL CORPORATION 1990 STOCK OPTION AND INCENTIVE PLAN

             FIDELITY FEDERAL SAVINGS BANK 1992 STOCK INCENTIVE PLAN

             FIDELITY FINANCIAL OF OHIO, INC. 1997 STOCK OPTION PLAN

            OHSL FINANCIAL CORP. 1992 STOCK OPTION AND INCENTIVE PLAN

         PROVIDENT FINANCIAL GROUP, INC. 2000 EMPLOYEE STOCK OPTION PLAN


                               Mark E. Magee, Esq.
                         Provident Financial Group, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2861
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                         (Agent for Service of Process)



                         CALCULATION OF REGISTRATION FEE

                                     Proposed         Proposed
                                      Maximum          Maximum
    Title of           Amount         Offering        Aggregate     Amount of
   Securities          To Be           Price           Offering    Registration
To Be Registered   Registered(1)    Per Share(2)       Price(2)       Fee(3)
----------------   --------------   -------------  ------------    -------------

Common Stock,      882,996 Shares     $32.3125      $28,531,808       $7,533
No par value


(1) This Registration Statement is filed for up to 11,908 shares issuable upon the exercise of options granted pursuant to the Glenway Financial Corporation 1990 Stock Option and Incentive Plan, 5,621 shares issuable upon the exercise of options granted pursuant to the Fidelity Federal Savings Bank 1992 Stock Incentive Plan, 52,851 shares issuable upon the exercise of options granted pursuant to the Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan, 12,616 shares issuable upon the exercise of options granted pursuant to the OHSL Financial Corp. 1992 Stock Option and Incentive Plan and 800,000 shares issuable upon the exercise of options granted pursuant to the Provident Financial Group, Inc. 2000 Employee Stock Option Plan.

(2)  Estimated solely for purposes of calculating the registration fee.

(3) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on February 2, 2000 at $ 32.3125 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Provident Financial Group, Inc. with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. Provident's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998.

     2. Provident's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     3. Provident's Reports on Form 8-K dated January 29, 1999, June 25, 1999 and November 24, 1999.

     4.   The   description  of  Provident's   common  stock  contained  in  the
          Registration Statement on Form S-4, SEC File No. 333-32423.

     All reports and other documents subsequently filed by Provident pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp, P.L.L. participating in matters related to the Plans own 114,323 shares of Provident's Common Stock.

Item 6.  Indemnification of Directors and Officers

     Ohio Revised Code, Section 1701.13(E), allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that he is or was a director, officer, employee or agent of the registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The registrant's Code of Regulations extends such indemnification.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits*

Exhibit 4.1 Glenway Financial Corporation 1990 Stock Option and Incentive Plan,as Amended (formerly known as the Centennial Financial Corp. 1990 Stock Option and Incentive Plan) (incorporated by reference to Centennial Financial Corp.'s Form S-8, File No. 33-52984, filed with the SEC on October 6, 1992)
Exhibit 4.2 Second Amendment to the Glenway Financial Corporation 1990 Stock Option and Incentive Plan
Exhibit 4.3 Fidelity Federal Savings Bank 1992 Stock Incentive Plan (incorporated by reference to Fidelity Financial of Ohio, Inc.'s Form S-1, File No. 33-99304, filed with the SEC on November 14,
               1995)
Exhibit 4.4 Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan (incorporated by reference to Fidelity Financial of Ohio, Inc.'s Form 10-K filed with the SEC on March 30, 1998)

Exhibit 4.5 First Amendment to the Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan
Exhibit 4.6 OHSL Financial Corp. 1992 Stock Option and Incentive Plan (incorporated by reference to OHSL Financial Corp.'s Form S-1, File No. 33-53348, filed with the SEC on October 16, 1992)
Exhibit 4.7    Provident Financial Group, Inc. 2000 Employee Stock Option Plan
Exhibit 5      Opinion of  Keating,  Muething & Klekamp, P.L.L.
Exhibit 23.1   Consent of Ernst & Young, L.L.P.
Exhibit 23.2   Consent of  Keating,  Muething & Klekamp,  P.L.L.  (contained  in
               Exhibit 5)
Exhibit  24    Power  of  Attorney  (contained  in the signature page)


--------
* All exhibits are filed herewith unless otherwise indicated.


Item 9.  Undertakings

     9.1 The undersigned registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     9.2 The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned   registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on February 9, 2000.

                                      PROVIDENT FINANCIAL GROUP, INC.



                                      By:  /s/ Robert L. Hoverson
                                         -----------------------------
                                         Robert L. Hoverson
                                         Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Robert L. Hoverson or Mark E. Magee or Christopher J. Carey as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

    Signature                          Capacity                     Date
    ---------                          --------                     ----

*/S/ Robert L. Hoverson
----------------------------      Chief Executive               February 9, 2000
Robert L. Hoverson                Officer and Director
                                  Principal Executive
                                  Officer)

*/S/ Philip R. Myers
----------------------------      Executive Vice President      February 9, 2000
Philip R. Myers                   and Director

* /S/ Christopher J. Carey
----------------------------      Executive Vice President      February 9, 2000
Christopher J. Carey              and Chief Financial
                                  Officer (Principal
                                  Financial Officer and
                                  Principal Accounting
                                  Officer)

*/S/ Jack M. Cook
----------------------------      Director                      February 9, 2000
Jack M. Cook

*/S/ Thomas D. Grote, Jr.
----------------------------       Director                     February 9, 2000
Thomas D. Grote, Jr.


---------------------------        Director                     February _, 2000
Joseph A. Pedoto


*/S/ Sidney A. Peerless
--------------------------         Director                     February 9, 2000
Sidney A. Peerless



---------------------------        Director                     February _, 2000
Joseph A. Steger